EXHIBIT 10.45

Amendment No. 2 to the
Weingarten Realty Investors
Supplemental Executive Retirement Plan

WHEREAS, Weingarten Realty Investors (the “Employer”) sponsors the Weingarten Realty Investors Supplemental Executive Retirement Plan (the “Plan”); and

WHEREAS, the purpose of the Plan is to supplement the retirement benefit provided under the terms of the Weingarten Realty Pension Plan, as amended (the “Pension Plan”) for selected eligible employees; and

WHEREAS, the Employer desires to amend the Plan to further reflect the Plan’s compliance with Internal Revenue Code Section 409A and guidance issued thereunder, as well as to adopt other changes determined by the Employer to be desirable, as hereinafter provided;

NOW, THEREFORE, the Employer amends the Plan as follows, effective as stated herein:

1.           Section 1.13 of the Plan is hereby amended to be and read as follows, effective January 1, 2007:

1.13	Employer Credit. The amount credited to the bookkeeping Account of a Participant in accordance with Section 3.1(a) hereof.

2.           Section 1.14 of the Plan is hereby amended, as underlined, to be and read as follows, effective January 1, 2008:

1.14       Specified Employee.

(a)	An officer of an Employer earning more than $135,000 per year, as adjusted from time to time in accordance with Internal Revenue Service guidelines,

(b)	A five percent owner of an Employer, or

(c)	A one percent owner of an Employer having Compensation from the Employer of more than $150,000,

all as determined in accordance with Sections 409A and 416(i) of the Code and applicable Treasury Regulations issued thereunder, provided stock in the Employer corporation is publicly traded on an established securities market.

3.           Article I of the Plan is hereby amended by adding the following Section 1.26 to the end thereof, to be and read as follows, effective January 1, 2007:

1.26
Service Credit. Service Credit means, with respect to any Participant hereunder who is not in the Transition Group, an amount calculated for purposes of determining such Participant’s Employer Credit for a Plan Year, determined in accordance with Section 5.8 of the Pension Plan, provided that:

(a)	The “Earnings” of a Participant shall be determined in accordance with Section 1.8 of this Plan; and

(b)	The amount of Service Credit hereunder shall be calculated without regard to the limitation under Section 415(b)(1) of the Code.

4.           Section 2.1 of the Plan is hereby amended to be and read as follows, effective January 1, 2008:

2.1
Commencement of Participation.  Each Eligible Employee shall become a Participant as of the date on which he or she is designated as an Eligible Employee. Prior to commencement of participation in the Plan, each Participant shall be required to complete a Participation Agreement designating the form and timing of the distribution of his or her Accounts.

5.           Section 3.1 of the Plan is hereby amended to be and read as follows, effective January 1, 2007 or as otherwise stated herein:

3.1	Employer Credits.

(a)
In General. The Employer Credit to the Account of each Participant shall be such amount each Plan Year which is designed to provide the Participant a supplemental retirement benefit at Retirement Age equal to the benefit determined under paragraph (b) or (c) of this Section 3.1, as applicable (the “Supplemental Benefit”), which shall be calculated as an actuarially determined level amount that amortizes the unfunded present value of the Supplemental Benefit described below over the period remaining until the Participant attains Retirement Age.

(b)
Participants Who Commence Participation Prior to January 1, 2007. The provisions of this Section 3.1(b) are effective with respect to Participants who commence participation in the Plan prior to January 1, 2007.

(i)
Service. With respect to Participants to whom this Section 3.1(b) applies, service with the Employer on and after such Participant’s date of hire shall be considered for purposes of this Section 3.1(b).

(ii)	Supplemental Benefit for Participants Hired Before January 1, 2002. With respect to Participants to whom this Section 3.1(b)

applies who are hired before January 1, 2002, the Supplemental Benefit shall be equal to the excess of:

(A)
the projected retirement benefit to which the Participant would have been entitled at Retirement Age if such benefit were calculated without giving effect to the benefit and compensation limitations imposed by the Code if such benefit were calculated under the Pension Plan's defined benefit formula in effect December 31, 2001 (“Defined Benefit Formula”) but applying the definition of Earnings contained herein; over

(B)
the projected retirement benefit payable to the Participant under the Pension Plan's cash balance formula (“Cash Balance Formula”) at Retirement Age or, for Participants in the Pension Plan's Transition Group, the Pension Plan's Defined Benefit Formula at Retirement Age.

(iii)
Supplemental Benefit for Participants Hired On or After January 1, 2002. With respect to Participants to whom this Section 3.1(b) applies who are hired on or after January 1, 2002, the Supplemental Benefit shall be equal to the excess of:

(A)
the projected retirement benefit to which the Participant would have been entitled at Retirement Age if such benefit were calculated without giving effect to the benefit and compensation limitations imposed by the Code if such benefit were calculated under the Pension Plan's Cash Balance Formula in effect April 1, 2002 but applying the definition of Earnings contained herein; over

(B)	the retirement benefit payable to the Participant under the Pension Plan's Cash Balance Formula at Retirement Age.

(c)
Participants Who Commence Participation On and After January 1, 2007.  The provisions of this Section 3.1(c) are effective with respect to Participants who commence participation in the Plan on and after January 1, 2007.

(i)
Service. With respect to a Participant to whom this Section 3.1(c) applies, an Employer Credit to the Account of such Participant shall be made only for each year of service with the Employer with which the Participant is credited on and after the date on which such a Participant commences participation in the Plan; provided, however, that if Section 3.1(c)(iii) applies to a Participant, the calculation of such Participant’s Service Credit for a Plan Year shall consider all service that is considered under the Pension Plan for calculating such Participant’s annual cash balance credit thereunder for such Plan Year.

(ii)	Supplemental Benefit for Transition Group. With respect to Participants to whom this Section 3.1(c) applies who are in the Transition Group, the Supplemental Benefit shall be equal to the excess of:

(A)
the projected retirement benefit to which the Participant would have been entitled at Retirement Age if such benefit were calculated without giving effect to the benefit and compensation limitations imposed by the Code if such benefit were calculated under the Pension Plan's Defined Benefit Formula in effect December 31, 2001 but applying the definition of Earnings contained herein; over

(B)	the projected retirement benefit payable to the Participant under the Pension Plan's Defined Benefit Formula at Retirement Age.

(iii)
Supplemental Benefit for Participants Not in the Transition Group. With respect to Participants to whom this Section 3.1(c) applies who are not in the Transition Group, the Supplemental Benefit shall be equal to the excess of:

(A)
the projected retirement benefit to which the Participant would have been entitled at Retirement Age if such benefit were calculated without giving effect to the benefit and compensation limitations imposed by the Code if such benefit were calculated under the Pension Plan's Cash Balance Formula in effect April 1, 2002 but applying the definition of Earnings contained herein; over

(B)	the projected retirement benefit payable to the Participant under the Pension Plan's Cash Balance Formula at Retirement Age.

(d)
Deferral Contribution Account. The Administrator shall maintain a Deferral Contribution Account for each Participant who has made elective deferrals to the Plan.  The initial balance in each Deferral Contribution Account shall be determined, as of December 31, 2003, by the Administrator.  Each Deferral Contribution Account shall be adjusted thereafter to reflect interest at the rate specified in Section 5.2(b), distributions and any other appropriate adjustments as administratively determined in the discretion of the Administrator.  A Participant shall be entitled to the amount credited to the Participant's Deferral Contribution Account in addition to the Supplemental Benefit provided hereunder.  A

Participant's Deferral Account shall not be considered part of such Participant's funded Supplemental Benefit for purposes of determining the amount of Employer Credits under this Section 3.1, but shall be payable at the time a Participant's Supplemental Benefit is payable.

6.           Section 3.6 of the Plan is hereby deleted from the Plan in its entirety, effective with respect to Participants commencing participation in the Plan on and after January 1, 2007.

7.           Article VI of the Plan is hereby amended, as underlined, to be and read as follows, effective January 1, 2008 and as otherwise provided herein:

Article VI - Distributions

6.1
Entitlement to Distribution. A Participant shall be entitled to distribution due to separation from service on account of death, Disability, Early Retirement, Retirement or any other reason, provided the Participant is vested in his Account.

6.2         Distribution Election.

(a)
General Rule.  Distribution of the vested balance of a Participant’s Accounts shall be made in accordance with his or her election which indicates the Participant’s choice with respect to the form of distribution among the options available under Section 6.3 hereof. The Participant may make a separate election as to the form of distribution in the event of death and the time at which distribution is to commence following death. Such distribution elections must be made at the time the Participant completes his or her initial Participation Agreement in accordance with Section 2.1. A Participant may modify his or her previously-made elections relating to the form of distribution and may modify the time at which distribution would otherwise commence under Section 6.4 hereof in accordance with Section 6.2(b). Notwithstanding the preceding, if an Eligible Employee is participating in the Plan in 2005, 2006, or 2007 and has not previously designated the form of distribution of his or her Accounts or desires to modify a previously-filed distribution election, he or she must make or modify such an election, as the case may be, and file it with the Administrator on or before December 31, 2007; provided, however, that a Participant may not file a modified payment election in 2006 that has the effect of deferring payment of amounts the Participant would otherwise receive in 2006 or cause payments to be made in 2006 that would otherwise be made subsequent to 2006; likewise, the Participant may not  file a modified payment election in 2007 that has the effect of deferring payment of amounts the Participant would otherwise receive in 2007 or cause payments to be made in 2007 that would otherwise be made subsequent to 2007. The elections referred to in the immediately preceding sentence shall not be required to meet the requirements of Section 6.2(b).

(b)
Modification to the Time or Form of Distribution.  Except as may be permitted under 6.2(a) hereof, any election by a Participant to modify a previously-filed distribution election or to modify the time at which distribution would otherwise commence under Section 6.4 hereof is ineffective unless all of the following requirements are satisfied:

(i)	Such modification may not be effective for at least twelve (12) months after the date on which the modification is made.

(ii)
Except in the case of modifications relating to distributions on account of death or Disability, the modification must provide that payment will not commence for at least five (5) years from the date payment would otherwise have been made or commenced.

(iii)
A modification related to a distribution to be made at a specified time or under a fixed schedule may not be made less than twelve (12) months prior to the date of the first otherwise scheduled payment.

(iv)	Such modification may not permit acceleration of the time or schedule of any payment under the Plan, except as may be permitted pursuant to applicable Treasury Regulations.

6.3
Form of Payment.  A Participant entitled to distribution shall receive such distribution in one of the following forms, as previously elected by the Participant in accordance with Section 6.2 and commencing in accordance with Section 6.4: (i) a single life annuity; (ii) a joint and 50%, 75% or 100% survivor annuity; (iii) a ten-year certain and life annuity; (iv) a five-year certain and life annuity; (v) one lump sum; and (vi) annual installments over a period elected by the Participant (up to twenty (20) years). If payment is to be made in the form of an annuity, the amount payable to a Participant (and if applicable, the survivor annuitant) as an annuity shall be determined, in the sole discretion of the Administrator, by reference to a commercial annuity which could be purchased from an insurer with the Participant's vested Account at the time such payments are to commence. If payment is to be made in the form of installment payments, in accordance with Treasury Regulation Section 1.409A-2(b)(2)(iii) and (iv) and for purposes of Section 6.2(b) hereof, such an election shall be treated as an election of a series of separate payments. Under no circumstances shall the Participant have any preferential or secured right to or interest in any annuity contract purchased from an insurer by the Employer or Trustee, and the rights of such Participant (and if applicable, the survivor annuitant) shall remain that of a general creditor. If the Participant has not made a valid election in accordance with Section 6.2 regarding the form of distribution of his Plan benefit, distribution shall be made in the form of one lump sum payment.

6.4	Commencement of Payment.

(a)
For purposes of this Section 6.4, the “Earliest Distribution Date” shall mean the earliest date on which distribution could be made or commence to the Participant under the Pension Plan, determined with regard to each Participant as of the date the Participant commenced participation under this Plan, without regard to any applicable amendments to the Pension Plan effective subsequent to the date the Participant commenced participation under this Plan.

(b)
Effective for distributions payable on and after August 4, 2006, subject to paragraph (c) of this Section 6.4, payment to a Participant shall be made or commence on the Earliest Distribution Date; provided, however, that the Participant may elect, in accordance with Section 6.2, to defer payment to a date subsequent to the Earliest Distribution Date. In the case of distribution in the event of death, if a Participant previously made an election as to the time benefits commence following death, distribution shall be made at the time elected. Effective with respect to distributions payable on and after January 1, 2005 and prior to August 4, 2006, subject to paragraph (c) of this Section 6.4, payment to a Participant shall be made or commence as soon as administratively feasible after the Participant’s death, Disability, separation from service, or Retirement.

(c)
Notwithstanding anything contained herein to the contrary, if a Participant is a Specified Employee and separates from service for a reason other than death or Disability, such Participant’s distribution may not commence earlier than six (6) months from the date of his or her separation from service.  Any payment that would have been made within six (6) months of the Participant’s separation from service without regard to the foregoing sentence shall instead be made on the first day of the month following the date that is six (6) months from the date on which the Participant separated from service.

6.5
Minimum Distribution. Notwithstanding any provision to the contrary, if the balance of a Participant's Account at the time of separation from service is less than $50,000, then the Participant shall be paid his or her benefits as a single lump sum thirty (30) days following the Participant’s separation from service; if the Participant is a Specified Employee and separates from service for a reason other than death or Disability, such payment shall be made the first day following the date that is six months following the Participant’s separation from service.

8.           Section 10.11 of the Plan is hereby amended, as underlined, to be and read as follows, effective January 1, 2008:

10.11     Plan Termination.

(a)	The Employer may terminate the Plan upon occurrence of any one of the following:

(i)
Within twelve (12) months of the Employer’s dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participants’ gross income in the latest of:

(1)	The calendar year in which the Plan termination occurs;

(2)	The calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(3)	The first calendar year in which the payment is administratively practicable.

(ii)
Within the thirty (30) days preceding or the twelve (12) months following a Change in Control, provided all substantially similar arrangements (within the meaning of Section 409A of the Code and related guidance issued thereunder) sponsored by the Employer are also terminated, so that the Participant and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the date of termination of the arrangements.

(iii)	At the discretion of the Employer, provided that all of the following requirements are satisfied:

(1)	The termination does not occur proximate to a downturn in the financial health of the Employer;

(2)
All arrangements sponsored by the Employer that would be aggregated with any terminated arrangement under Section 1.409A-1(c) if the same Participant participated in all of the arrangements are terminated;

(3)	No payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve (12) months of the termination of the arrangements;

(4)	All payments are made within twenty-four (24) months of the termination of the arrangements; and

(5)
The Employer does not adopt a new arrangement that would be aggregated with any terminated arrangement under Section 1.409A-1(c) if the same Participant participated in both arrangements, at any time within three (3) years following the date of termination of the arrangement.

(iv)	Such other events and conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

(b)
Following such Plan termination, payment of vested credited amounts shall be made in a single sum payment thirty (30) days following Plan termination or if subparagraph (a)(iii) of this Section 10.11 is applicable, at the time provided in such subparagraph (a)(iii). A Participant shall have a right to the vested portion of his or her Account in the event of the termination of the Plan.

(c)	Any funds remaining in the Trust after termination of the Plan and satisfaction of all liabilities to Participants and others, shall be returned to the Employer.

IN WITNESS WHEREOF, the Employer has executed this instrument this 9th day of November, 2007, effective as stated herein.

Weingarten Realty Investors

By: /s/ Stephen C. Richter

Its (Title): Executive VP/Chief Financial Officer